UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 6, 2024

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Tender Offer Agreement

On December 6, 2024, CVR Energy, Inc. (the “Company”) entered into a Tender Offer Agreement (the “Tender Offer Agreement”) among the Company, Icahn Enterprises L.P. (“IEP”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises”) and Carl C. Icahn (together with IEP and Icahn Enterprises, the “Icahn Parties”), pursuant to which Icahn Enterprises agreed to commence a tender offer to purchase up to 17,753,322 of the outstanding shares of the Company’s common stock, par value $0.01 per share (collectively, the “Shares”), at a price of $18.25 per Share, subject to any required withholding of taxes, net to seller in cash, without interest (the “Offer”). Pursuant to the terms of the Tender Offer Agreement, the Company filed with the Securities and Exchange Commission (the “SEC”) a Solicitation/Recommendation Statement on Schedule 14D-9 disclosing that a special committee of the Board of Directors of the Company (the “Board”) has determined to express no opinion and remain neutral with respect to the Offer.

Pursuant to the terms of the Tender Offer Agreement, upon the consummation of the Offer, unless approved by a special committee of the Board comprised solely of independent directors of the Company who (i) are not affiliated with and do not have any material relationship with the Icahn Parties or their affiliates (collectively, the “Icahn Entities”) and (ii) are disinterested and independent under Delaware law as to the matter under consideration, and who have been empowered to freely select their own advisors and to reject any proposed transaction definitively:

•for so long as (i) Icahn Enterprises or any of its affiliates beneficially own (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in the aggregate, in excess of 50% of the outstanding Shares, (ii) the Shares are registered under Section 12 of the Exchange Act, and (iii) any Shares are beneficially owned (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) by a stockholder other than the Icahn Entities, then the Icahn Entities shall not, and shall take all actions necessary to cause Mr. Icahn and any of his controlled affiliates not to, take any action, directly or indirectly, to cause: (1) the Shares to cease to be quoted on the New York Stock Exchange (the “NYSE”); (2) the Shares to be deregistered under Section 12 of the Exchange Act; (3) the Company to cease filing reports with the SEC required by Sections 13 and/or 15(d) of the Exchange Act, even if the Company may not be subject to the reporting requirements of Sections 13 and/or 15(d) of the Exchange Act; or (4) the Company to cease to maintain an audit committee comprising at least two directors who are not affiliated with the Icahn Entities and are otherwise “independent” within the meaning of Rule 10A-3 under the Exchange Act and applicable rules and regulations of the NYSE; and

•for so long as (i) the Icahn Entities beneficially own (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act), in the aggregate, in excess of 50% of the outstanding Shares, (ii) the Shares are registered under Section 12 of the Exchange Act, and (iii) any Shares are beneficially owned (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) by a stockholder other than the Icahn Entities, then the Icahn Entities shall not, and shall take all actions necessary to cause Mr. Icahn and any of his controlled affiliates not to, directly or indirectly including as part of a “group” (as such term is applied under Section 13(d) of the Exchange Act)), alone or in concert with any other person or entity: (1) enter into an agreement to effect, or consummate, any transaction to acquire all of the outstanding Shares; or (2) enter into an agreement to effect, or consummate, any increase in its beneficial ownership (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act) percentage in the Company above 84% of all outstanding Shares, other than as a result of (A) a repurchase, redemption, retirement, cancellation, or other similar action with respect to the Shares of common stock by the Company or (B) participation in a securities offering by the Company that is offered to all stockholders of the Company on the same terms.

Pursuant to the terms of the Tender Offer Agreement, if, after consummation of the Offer, Icahn Enterprises becomes the beneficial owner of 80% or more of the outstanding Shares and the Company becomes part of an affiliated group (as defined in the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto), of which American Entertainment Properties Corp., an affiliate of IEP (“AEPC”), is the common parent (the “AEPC Group”), then the Company will, and Icahn Enterprises will cause AEPC to, promptly enter into an amendment to the Tax Allocation Agreement, dated as of May 19, 2012, by and among AEPC, the Company and certain subsidiaries of the Company (the “Original Tax Allocation Agreement”) in the form attached as Exhibit B to the Tender Offer Agreement (the “Amended and Restated Tax Allocation Agreement”). The Amended and Restated Tax Allocation Agreement updates and makes minor revisions to the Original Tax Allocation Agreement. Both the Original Tax Allocation Agreement and the Amended and Restated Tax Allocation Agreement set forth the obligations of the parties with respect to return preparation, information sharing, tax audits and payments to be made by the Company to AEPC on account of the Company’s contribution to the AEPC Group’s federal income tax liability. These obligations also apply to state tax returns where the Company is included in a consolidated, combined, unitary or similar return with AEPC or its affiliates.

The foregoing description of the Tender Offer Agreement is qualified in its entirety by reference to the Tender Offer Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

According to the Tender Offer Statement on Schedule TO filed by the Icahn Parties and certain of their affiliates in connection with the Offer, as of December 6, 2024, affiliates of Icahn Enterprises beneficially owned 66,692,381 Shares, in the aggregate, representing approximately 66.3% of the issued and outstanding Shares. Of the seven members of the Board, three are currently serving as directors, officers or employees of Icahn Enterprises or its affiliates.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2024, the Compensation Committee of the Board (the “Compensation Committee”) approved, and the Company entered into, an employment agreement (the “Employment Agreement”) with David L. Lamp, the Company’s President and Chief Executive Officer and a member of Board, which, subject to the satisfaction of the conditions set forth therein, will commence on January 1, 2025 immediately following the expiration of Mr. Lamp’s current employment agreement with the Company dated December 22, 2021 (the “Existing Agreement”). The Employment Agreement contains terms substantially similar to the Existing Agreement, except with respect to the Incentive Payment and PU Award Agreement (each as defined in the Existing Agreement), subject to certain changes or terms described herein. Under the terms of the Employment Agreement, Mr. Lamp’s base salary will increase from $1,100,000 to $1,200,000 effective January 1, 2025. In addition to his eligibility to receive an annual cash bonus with a target equal to 150% of his base salary under the performance-based bonus plan approved by the Compensation Committee of the Board, Mr. Lamp is also entitled to receive an annual award (“LTIP Award”) equal to 150% of his base salary under or in connection with the Company’s Second Amended and Restated 2007 Long Term Incentive Plan, or its successor, which LTIP Awards are expected to vest ratably on each of the three years following the grant date, subject to certain customary forfeiture and acceleration provisions and the terms of the applicable award agreement. Mr. Lamp is also entitled to participate in such health, insurance, retirement and other employee benefit plans and programs of CVR Energy as in effect from time to time on the same basis as other senior executives of CVR Energy. The Employment Agreement also entitles Mr. Lamp to certain severance payments in the event his employment is terminated for any reason (including at the expiration of the Employment Agreement) other than (a) by the Company for Cause (as defined in the Employment Agreement) or (b) by Mr. Lamp without Good Reason (as defined in the Employment Agreement) and without the provision of six months’ notice of termination, subject in each case to applicable deductions and withholdings as well as the terms and conditions of the Employment Agreement, including the execution of a release of claims and compliance with six-month non-competition and non-solicitation restrictions and certain other restrictive covenants contained therein, as follows:

–Payment of the annual bonus under the applicable performance-based bonus plan (the “Plan”) approved by the Compensation Committee for the year of termination at target, prorated based on his date of termination, provided that payout for any termination occurring on December 31 will be payable based on actual achievement as determined by the Compensation Committee under the Plan;

–A cash payment equal to the value of all unvested incentive units underlying each LTIP Award existing on the date of termination, as described in the Employment Agreement;

–A cash payment equal to the value of one annual LTIP Award at target prorated based on the time that elapsed from his last annual LTIP Award and his date of termination; and

–A cash payment of $3 million, multiplied by a fraction (not to exceed one) where the numerator is the number of completed months from January 1, 2025 through his date of termination and the denominator is 24.

The Employment Agreement expires on December 31, 2026, unless earlier terminated by the Company or Mr. Lamp in accordance with the terms thereof and contains other terms customary for agreements of this type, including confidentiality, non-disparagement and non-competition obligations.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Pricing of Proposed Senior Secured Term Loan B

On December 12, 2024, the Company issued a press release announcing that certain of its wholly owned subsidiaries have priced a $325 million Senior Secured Term Loan B facility, the proceeds of which are expected to be used primarily for capital expenditures, including the planned 2025 turnaround at its Coffeyville refinery. The press release also provides guidance concerning the Company’s 2025 anticipated capital expenditure program, among other matters. The full text of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference. The furnishing of information in this Current Report, including Exhibit 99.1, is not intended to, and does not, constitute a determination or admission by the Company that the information in this Current Report, including Exhibit 99.1, is material or complete, or that investors should consider this information before making an investment decision with respect to any securities of the Company or its affiliates.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1
Tender Offer Agreement, dated as of December 6, 2024, among CVR Energy, Inc., Icahn Enterprises L.P., Icahn Enterprises Holdings L.P. and Carl C. Icahn (incorporated by reference to Exhibit (e)(1) to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed on December 6, 2024).

10.2	Employment Agreement, dated as of December 12, 2024, by and between CVR Energy, Inc. and David L. Lamp.
99.1	Press Release, dated December 12, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2024

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary